EXHIBIT 10.1

                                TEAMING AGREEMENT

THIS TEAMING AGREEMENT (hereinafter "this Agreement") is made and entered into this _____ day of ___________, 2002 by and between GeoSystems, Incorporated, a Nevada corporation with offices located at 5806 Breckenridge Park Suite A, Tampa, Florida 32610, and Global Assets & Services, Inc, a Florida company with offices located at 3816 West Linebaugh Ave Suite 200, Tampa, Florida 33624.

WHEREAS, the above identified parties, because of their diverse capabilities, have determined that they would benefit from a team arrangement between their respective organizations in order to provide technical support and distribution throughout United States and its territories of specified security software (from C4S and C4K suite); and

WHEREAS, the Companies have agreed, as set forth in the attached Exhibit A hereof, to the responsibilities of work to be performed.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto agree as follows:

1. The parties each will designate in writing one or more individuals within their respective organizations as their representative(s) responsible for directing performance of the parties' obligations under this Agreement.

2. In carrying out the terms of this Agreement, it may be necessary for the parties to provide proprietary information to one another. In such event, the disclosure and use of all proprietary information shall be in accordance with existing, signed, "Non-Disclosure Agreement" dated 17 May 2002.

3. This Agreement shall remain in effect until the first of the following shall occur:

         a. A decision by the management of either party that it does not wish to participate in the Program, at any level, provided that such decision is communicated in writing to the other party with 120 days notice.

         b.    Three years after effective date of this Agreement.

         c. The insolvency, bankruptcy or reorganization under bankruptcy laws or assignment for the benefit of creditors of either party.

4. The termination or expiration of this Agreement shall not supersede the obligation of the parties with respect to the protection of proprietary information, as set forth in "Non-Disclosure Agreement" hereto.

5. All notices, certificates, acknowledgments and other reports hereunder shall be in writing and shall be deemed properly delivered when duly mailed by registered letter to the other party at its address as follows, or to such other address as either party may, by written notice, designate to the other.


       Company A                                  Company B
       ---------                                  ---------
       Global Assets & Services, Inc              Geo Systems, Inc
       3816 West Linebaugh Ave Suite 200          5806 Breckenridge Park Suite A
       Tampa, FL 33624                            Tampa, Fl 33610

       Attn:  Thomas L. McCrimmon           Attn:    Marcus Sherrill
       Title :President & Director          Title:   Director of Contracts
       Phone: (813)781-4900                 Phone:   (813) 630-2744 Ext. 1001
       Fax:   (813)832-3455                 Fax:     (813) 630-9823
       e-mail:                              e-mail:  sherrillm@groupgeo.com


6. This Agreement is not intended by the parties to constitute or create a joint venture, pooling arrangement, partnership, or formal business organization of any kind, other than a contractor team arrangement as set forth in FAR Part 9.6, and the rights and obligations of the parties shall be only those expressly set forth herein. Neither party shall have authority to bind the other except to the extent authorized herein. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both parties.

7. This Agreement may not be assigned or otherwise transferred by either party in whole or in part without the express prior written consent of the other party, which consent shall not unreasonably be withheld. This consent requirement shall not apply in the event either party shall change its corporate name or merge with another corporation. This Agreement shall benefit and be binding upon the successors and assigns of the parties hereto.

8. This Agreement shall not be amended, modified or extended, nor shall any waiver of any right hereunder be effective unless set forth in a document executed by duly authorized representatives of both Companies. The waiver of a breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same.

9. It is expressly agreed and understood that neither party will establish an overt or intended practice to actively recruit current personnel of the other party during the term of this Agreement for a period of one (1) year after the termination of this Agreement; provided, however, that the benefit of this restriction shall be deemed waived by any party which goes out of business or ceases regular operations.

10. This Agreement contains all of the agreements, representations and understandings of the parties hereto and supersedes and replaces any and all previous understandings, commitments or agreements, oral or written.

11. If any part, term or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of a federal, state or local government having jurisdiction over this Agreement, the validity of the remaining portions of provisions shall not be affected thereby.

12. This Agreement shall be enforced and interpreted under the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first stated above.


Global Assets & Services, Inc      Geo Systems, Inc
-----------------------------      --------------------------------

By:  /s/ Thomas L McCrimmon       By:    /s/ Tim Jones
    -------------------------           ---------------------------

Name: Thomas McCrimmon            Name:  Tim Jones
    -------------------------           ---------------------------

Title: President & Director       Title: CEO
      ----------------------            ---------------------------

                                 GeoSystems, Inc


                                    EXHIBIT A



                                STATEMENT OF WORK




         GeoSystems, Inc will be tasked to:

o Evaluate specified components of the C4S and C4K encryption software to determine its validity for use in both the commercial and Federal Government sectors. This evaluation will be completed by US Government officials and/or their representatives and selected individual security experts at the discretion of Geo Systems, Inc. Any written reports, that can be released, will be made available to Global Assets & Services for their files.
o Become the SOLE distributor in the United States and its territories for the specified components of the C4S and C4K software if software is validated. THIS TASK WILL BE FURTHER DEFINED AND DELIENEATED IN A FOLLOW-ON TASK ORDER AFTER SOFTWARE IS VALIDATED.
o Provide typical and customary classroom environment for a technical training classroom and a sales training classroom. Geo Systems, Inc has the right to expand and add additional classrooms on an "as needed" basis to support the distribution and sale of the security software.


         Global Assets & Services will be tasked to provide:

o Two (2) copies of the security software (C4S and C4K) for evaluation.
o If proven valid; provide additional software copies and licenses as needed for full distribution in North America.


         Compensation for the software will be negotiated jointly between Global Assets & Services and Geo Systems as previously discussed on 17 May 2002.